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                                     BYLAWS

                                       OF

                             PACE BAYOU PLACE, INC.


                                   ARTICLE I.

                                    OFFICES

         Section 1. Registered Office. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the Texas Non-Profit Corporation Act to be maintained in the State of Texas, shall be the principal place of business of the Corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the Corporation.

         Section 2. Other Offices. The Corporation may also have offices at such other places or locations, within or without the State of Texas, as the Board of Directors may, by resolution, from time to time determine or the business of the Corporation may require.


                                  ARTICLE II.

                               BOARD OF DIRECTORS

         Section 1. Board of Directors. The business, property and affairs of the Corporation shall be managed and controlled by the Board of Directors and, subject to such restrictions, if any, as may be imposed by law, the Articles of Incorporation or by these Bylaws, the Board of Directors may, and are fully authorized to, exercise all the powers of the Corporation. Directors need not be residents of the State of Texas.

         In addition to the powers and authority expressly conferred on the Board of Directors by law, the Articles of Incorporation or any amendment thereof, by these Bylaws or any amendment thereof, the Board may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation under the laws of the State of Texas, the Articles of Incorporation, and these Bylaws.

         Section 2. Number of Directors. The number of directors shall be one
(1) but the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by amendment to the Bylaws of the Corporation.

         Section 3. Term. Except as otherwise provided in Section 5 of this
Article III, each director shall hold office until removed in accordance with the provisions of these Bylaws or he resigns. Each director shall qualify by accepting his election to office either expressly or by acting as a director.

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         Section 4. Resignation. Any director or officer of the Corporation may resign at any time as provided in Section 4 of Article VII of these Bylaws.

         Section 5. Vacancy and Increase. Any vacancy or vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

         Section 6. Removal. Subject to Art. 2.15 of the Texas Non-Profit Corporation Act, the directors of the Corporation, and each of them, may be removed from office from time to time and at any time with or without cause, by a vote of the majority of the Board of Directors, including the Director whose position is in dispute, at any meeting thereof at which a quorum is present; and any vacancy or vacancies in the Board resulting therefrom may be filled by the remaining directors, though less than a quorum.

         Section 7. Offices and Records. The directors may have or establish one or more offices of the Corporation and keep the books and records of the Corporation, except as otherwise provided by statute, at the principal place of business of the Corporation. The Corporation shall maintain current true and accurate financial records with full and correct entries made with respect to all financial transactions of the Corporation, including all income and expenditures, in accordance with generally accepted accounting practices. Based on these records, the Board of Directors shall annually prepare or approve a report of the financial activity of the Corporation for the preceding year. The report shall conform to accounting standards as promulgated by the American Institute of Certified Public Accountants and shall include a statement of support, revenue, and expenses and changes in fund balances, a statement of functional expenses, and balance sheets for all funds. All records of the Corporation shall be kept for at least three years after the closing of each fiscal year and shall be available to the public for inspection and copying during normal business hours.

         Section 8. Meeting of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

         Section 9. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

         Section 10. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated or determined from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         Section 11. Special Meetings. Special meetings of the Board of Directors shall be held whenever and wherever called or provided to be held by the President or by any two of the directors for the time being in office if the number of directors shall be five (5) or more or by any one of the directors for the time being in office if the number of directors shall be four
(4) or less, and at the place, day and hour determined by the officer or the director(s) calling or providing for the holding of the particular meeting, in each

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instance, and such determination may be conclusively evidenced in a call, waiver of notice or other communication signed by such officer or such director(s).

         Section 12. Notice. The Secretary or an Assistant Secretary shall, but in the event of the absence of the Secretary or an Assistant Secretary or the failure, inability, refusal or omission on the part of the Secretary or an Assistant Secretary so to do, any other officer of the Corporation may, give notice of each special meeting, and of the place, day and hour of the particular meeting, in person or by mail, or by telephone, telegraph or other means of communication, at least three (3) days before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 13. Business to be Transacted. Neither the business to be transacted at, nor the purpose or purposes of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver or waivers of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any such first meeting or at any other meeting, regular or special, of the Board of Directors. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

         Section 14. Quorum - Adjournment if Quorum is not Present. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of any and all business, but if at any meeting, regular or special, or any first meeting, of the Board of Directors there be less than a quorum present, a majority of those present, or if only one director be present, then such director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present at the meeting. A majority of the directors present at any meeting of the Board of Directors, or if only one director be present, then such director may adjourn any meeting of the Board from time to time without notice, other than by announcement at such meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment or adjournments thereof shall have been completed. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is in attendance shall constitute the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation or by these Bylaws.

         Section 15. Order of Business. At all meetings of the Board of Directors business shall be transacted in such order as from time to time the Board of Directors may determine. At all meetings of the Board of Directors the President shall preside and in the absence of the President, a Vice President shall preside, but if neither the President nor a Vice-President shall be present or if neither shall for any reason preside at any meeting of the Board, then a Chairman shall be chosen by the Board from among the directors present and such Chairman so chosen shall preside at the meeting.

         The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meetings of the Board of Directors, but in the absence of the Secretary and an Assistant

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Secretary, or if for any reason neither acts as Secretary thereof, the presiding officer shall appoint any person of his choice to act, and such person shall act as Secretary of the meeting.

         Section 16. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 17. Compensation. Directors, as such, shall not be entitled to receive any fixed sums or stated salaries for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be provided and allowed by the Board of Directors for attendance at meetings of the Board, whether regular or special, or first meetings; provided that nothing herein contained shall, or shall be construed so as to, preclude any director from serving the Corporation in any other capacity or receiving compensation therefor. Members of special or standing committees may be allowed a fixed sum and expenses of attendance, if any, at committee meetings.

         Section 18. Consent and Telephone Meetings. Any action required or permitted to be taken at any annual or special meeting of Directors of the Corporation may be taken without a meeting, without prior notice, and without a vote, if the consent in writing, setting forth the action so taken, shall be signed by all of the Directors of the Corporation. Pursuant to proper notice or waiver thereof, any regular or special meeting of the Directors may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting and waiver of notice of such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE III.

                       OFFICERS' AND DIRECTORS' SERVICES,
                   CONFLICTING INTERESTS AND INDEMNIFICATION

         Section 1. Services. No director and, unless otherwise determined by the Board of Directors, no officer of this Corporation shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to this Corporation. Each and every director and, unless otherwise determined by the Board of Directors, each and every officer of this Corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of this Corporation, without breach of duty to this Corporation and without accountability or liability to this Corporation in any event or under any circumstances or conditions.


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         Each and every director and, unless otherwise determined by the Board of Directors, each and every officer of this Corporation shall, respectively, be entirely free to act for, serve and represent any other corporation or corporations, entity or entities, and any person or persons, in any capacity or capacities, and be or become a director or officer, or both, of any other corporation or corporations, entity or entities, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability or liability of any character or description to this Corporation or to its shareholders in any event or under any circumstances or conditions.

         Section 2. Directors' and Officers' Interests in Contracts. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any firm or partnership of which one or more of its directors or officers are members or employees or in which they are otherwise interested, or between the Corporation and any corporation or association or other entity in which one or more of this Corporation's directors or officers are shareholders, members, directors, officers or employees or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office or offices as director or officer or as directors or officers of this Corporation or such interest in or in connection with such other firm, partnership, corporation, association or other entity, notwithstanding the presence of such director or directors, officer or officers, at the meeting of the Board of Directors of this Corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or their participation in such action, if (i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or other transaction by vote of a majority of the directors present, such interested director or directors to be counted in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote shall authorize, approve or ratify such contract or other transaction; nor shall any director or officer be responsible to, or liable to account to, this Corporation for any profits realized by or from or through any such contract or other transaction of the Corporation so authorized, ratified or approved, by reason of such interest or his being or having been a director or officer, or both, of this Corporation. Nothing herein contained shall create responsibility or liability in or in connection with any such event or events or prevent the authorization, ratification or approval of such contracts or other transactions in any other manner permitted by law or by statute. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

         Section 3. Non-Liability of Directors and Officers in Certain Cases. No director or officer or member of the Executive Committee shall be liable for his acts as such if he is excused from liability under any present or future provision or provisions of the Texas Business Corporation Act; and, in addition, to the fullest extent now or hereafter permitted by the Texas Business Corporation Act, each officer or director or member of the Executive Committee shall in the discharge of any duty imposed or power conferred upon him by the Corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials or by an independent certified public accountant or by an appraiser selected

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with reasonable care by the Board of Directors or by such Committee, or in reliance upon other records of the Corporation.

         Section 4. Indemnification of Directors and Officers. Each director and each officer orformer director or officer of this Corporation shall be, and hereby is, indemnified by the Corporation against liabilities imposed upon him and expenses actually and reasonably incurred by him (including attorneys' fees) in connection with any claim made against him, or the defense of any action, suit or proceeding to or in which he is or may be made a party by reason of his being or having been such director or officer, including such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no director or officer or former director or officer shall be indemnified with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct with respect to any matters in which indemnity is sought. Such right of indemnification shall be in addition to, but shall not exclude, any other rights to which directors or officers may be entitled.


                                  ARTICLE IV.

                         EXECUTIVE AND OTHER COMMITTEES

         The Board of Directors, by resolution or resolutions adopted by a majority of the number of directors fixed by these Bylaws, may designate two or more directors to constitute an Executive Committee, or such other committees as the Board of Directors may provide and in like manner may discontinue any such committee. The members of such committees shall, respectively, hold office only during the pleasure of the Board of Directors. Such committees, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation during intervals between meetings of the Board of Directors except where action of the Board of Directors is specified by the Texas Non-Profit Corporation Act or other applicable law and may authorize the seal of the Corporation to be affixed to all instruments, papers and documents which may require it; except that such committees shall have no power (a) to elect directors, (b) to alter, amend or repeal these Bylaws or any resolution or resolutions of the Board of Directors designating any such committee, or (c) to appoint or replace any member of any such committee. Regular meetings of any such committee shall be held at such time and place as the committee may determine, and special meetings may be called at any time by an officer of the Corporation or by any member of the committee. No notice of any meeting of any committee shall be required, and a majority of the members of the committee shall constitute a quorum for the transaction of business. Minutes of all such meetings shall be kept and presented to the Board of Directors upon request. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

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                                   ARTICLE V.

                                    OFFICERS

         Section 1. Principal Officers. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, a Secretary, a Treasurer, one or more Vice-Presidents, and such number of Assistant Secretaries and Assistant Treasurers, as the Board may from time to time determine or elect. Any person may hold two or more offices at the same time, except the offices of President and Secretary.

         Section 2. Additional Officers. The Board may appoint such other officers, agents and factors as it shall deem necessary.

         Section 3. Terms of Officers. Each officer shall hold his office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4. Removal. Any officer or agent or member of the Executive Committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5. Vacancies. A vacancy in the office of any officer may be filled by the vote of a majority of the directors then in office for the unexpired portion of the term for the person with respect to which a vacancy has occurred, in each instance.

         Section 6. Powers and Duties of Officers. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such office, respectively, and such other duties and powers as may be assigned to them from time to time by the Board of Directors or by the President.

         Section 7. Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who may, if so selected, preside at all meetings of the Board of Directors and approve the minutes of all proceedings thereat, and he shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation.

         Section 8. The President. The President, subject to the control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general executive charge, management and control of the affairs, properties and operations of the Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; he may appoint or employ and discharge employees and agents of the Corporation and fix their compensation; he may make, execute, acknowledge and deliver any and all

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contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures and notes, and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation, and, with the Secretary or an Assistant Secretary, he may sign all certificates for shares of the capital stock of the Corporation; he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Board of Directors.

         Section 9. Vice-Presidents. In the absence of the President or in the event of his disability or refusal to act, the Vice-President (or in the event there be more than one Vice-president, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors of the Corporation. Any action taken by a Vice-President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         Section 10. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. Whenever required by the Board of Directors he shall render a statement of his cash account. He shall enter or cause to be entered, punctually and regularly, on the books of the Corporation to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all moneys received and paid out by, for or on account of the Corporation. He shall at all reasonable times exhibit his books and accounts and other financial records to any director of the Corporation during business hours. He shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the Board of Directors. He shall, if required by the Board of Directors. give such bond for the faithful discharge of his duties in such form and amounts as the Board of Directors may require.

         Section 11. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Assistant Treasurers shall have and exercise the powers of the Treasurer during that officer's absence or inability to act.

         Section 12. Secretary. The Secretary (1) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, (2) shall attend to the giving and serving of all notices, (3) may sign with the President or a Vice-President in the name of the Corporation and/or attest the signatures of either to, all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description

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whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto, (4) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto, (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock. ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours, (6) shall in general perform all the duties incident to the office of Secretary, and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors; subject always to the control of the Board of Directors.

         Section 13. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officer's absence or inability to act.


                                  ARTICLE VI.

                         BOOKS, DOCUMENTS AND ACCOUNTS

         The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Texas, except that a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shall be kept at its registered office or principal place of business, or at the office of its transfer agent or registrar and the original or a duplicate stock ledger shall at all times be kept within the State of Texas.


                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall, by resolution, provide or establish or such as the President shall determine subject to approval of the Board.

         Section 2. Seal. The seal of the Corporation shall be in such form as the Board of Directors shall prescribe, and may be used by causing It or a facsimile thereof to be impressed, affixed, printed, or reproduced in any other manner.

         Section 3. Notice and Waiver of Notice. Whenever any notice whatever is required to be given to any shareholder or director under the provisions of the Texas Business Corporation Act or under the provisions of these Bylaws or the Articles of Incorporation of this Corporation, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper addressed to the person or persons entitled thereto at their post office addresses, respectively, as same appear on the books or other records of the Corporation, and such notice shall be deemed to have been given and received if given in any other manner or by any other means authorized or provided for elsewhere in these Bylaws. A

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waiver or waivers of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 4. Resignations. Any director or officer may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by either the Board of Directors or the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 5. Securities of Other Corporations. The President or any Vice-President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

         Section 6. Depositories. Funds of the Corporation not otherwise employed shall be deposited from time to time in such banks or other depositories as either the Board of Directors or the President or the Treasurer may select or approve.

         Section 7. Signing of Checks, Notes, etc. In addition to and cumulative of, but in nowise limiting or restricting, any other provision or provisions of these Bylaws which confer any authority relative thereto, all checks, drafts and other orders for the payment of money or moneys out of funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation, in such manner, and by such officer or officers, person or persons, as shall from time to time be determined or designated by or pursuant to resolution or resolutions of the Board of Directors; provided, however, that if, when, after and as authorized or provided for by resolution or resolutions of the Board of Directors the signature or signatures of any such officer or officers, person or persons, may be facsimile or facsimiles, engraved or printed, and shall have the same force and effect and bind the Corporation as though such officer or officers, person or persons, had signed the same personally, and, in event of the death, disability, removal or resignation of any such officer or officers, person or persons, if the Board of Directors shall so determine or provide, as though and with the same effect as if such death, disability, removal or resignation had not occurred.

         Section 8. Persons. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the persons of the female sex as well as the neuter gender and the singular shall include the plural wherever appropriate.

         Section 9. Laws and Statutes. Wherever used or appearing in these Bylaws, the words "law" or "laws" or "statute" or "statutes," respectively, shall mean and refer to laws and statutes, or a law or a statute, of the State of Texas, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

         Section 10. Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

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                                 ARTICLE VIII.

                                   AMENDMENTS

         These Bylaws may, from time to time, be added to, changed, altered, amended or repealed or new Bylaws may be made or adopted by the affirmative vote of at least a majority of the Directors present at any annual or regular or special meeting of the Board of Directors.

         WITNESS the signature of its duly authorized secretary effective this 30th day of June, 1997.


                                        /s/ JEFFRY B. LEWIS
                                        ----------------------------
                                            JEFFRY B. LEWIS, Secretary